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                                                                   EXHIBIT 23.5








The Board of Directors
Centerstate Banks of Florida
Kissimmee, Florida

We consent to the use of our report included herein (or incorporated by reference) and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ GRAHAM & COTTRILL, P.A.





Orlando, Florida
January 18, 2000